Exhibit 3


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                            RESTATED

                  CERTIFICATE OF INCORPORATION

                               OF

                      THE COCA-COLA COMPANY

         (Originally incorporated on September 5, 1919)

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     FIRST:  The name of this corporation is

                     THE COCA-COLA COMPANY.

     SECOND: Its registered office in the State of Delaware is located at Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle. The name and address of its registered agent is The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, Wilmington, Delaware 19801.

     THIRD: The nature of the business or objects or purposes proposed to be transacted, promoted or carried on are as follows:

     (1) To purchase or otherwise acquire all or any part of the business, good-will, trade-names, trade-marks, proprietary names, rights, property and other assets, and to assume all, or any part of the liabilities, and to purchase or otherwise acquire and take over as a going concern and to carry on the business heretofore conducted by The Coca-Cola Company, a corporation of the State of Georgia; to manufacture, mix, compound, process, distill, clarify, bottle or otherwise prepare

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for marketing, purchase, contract for or otherwise acquire, use, sell or otherwise dispose of, import, export, deal in and deal with, either as principal or agent, any and all syrups, drinks and beverages of every character and description, compounds, proprietary articles and preparations of all kinds, drugs, extracts and chemicals, candies and confections of all kinds, and any and all other articles, compounds and preparations of every kind and description, including all compounds, preparations and formulae now known, or to be hereafter discovered or invented, and in general, to do a business of manufacturing, buying, selling and dealing in materials, products, by-products, articles, compounds and preparations of every character and description; to manufacture, use, sell, deal in and deal with carbonated waters and carbonic or other gases used or useful in or in connection with waters and other liquids designed for use as beverages or otherwise; to manufacture, use, sell, deal in and deal with barrels, kegs, boxes, bottles and other containers; to plant, cultivate, produce or purchase any and all natural fruits or products required for or useful in the manufacture or production of any of the articles or products manufactured or dealt in by the corporation, and to hire, lease, purchase, own or operate plantations, farms, fruit lands and all other kinds of real property, and all rights, interests and easements therein, steamships, cars and other means of conveyance, and all other property necessary or convenient for said purposes, and in connection therewith, and in aid thereof, to establish and conduct a general mercantile and planting business.

     (2) To do a general commission and selling agent's business, to buy, hold, own, manufacture, produce, sell or otherwise dispose of, either as principal or agent, and upon commission or otherwise, all kinds of personal property whatsoever, without limit as to amount, to make and enter into all manner and kinds of contracts, agreements, and obligations

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by or with any person or persons, corporation or corporations, for the purchasing, acquiring, manufacturing, selling or disposing of or turning to account any and all articles and personal property of any kind or nature whatsoever, and, generally, with full power and authority to perform any and all acts connected therewith or arising therefrom or incidental thereto, and all acts proper or necessary or advisable for the purposes of such business.

     (3) To guarantee, purchase, acquire, hold, sell, mortgage, pledge and dispose of the shares of the capital stock, bonds, obligations or other securities or evidences of indebtedness of any corporation, domestic or foreign, and to issue in exchange therefor its stock, bonds or other obligations, and, while owner thereof, to possess and exercise all rights, powers and privileges of ownership, including the right to vote thereon.

     (4) To apply for, obtain, register, purchase, lease or otherwise acquire, hold, own, use, operate under, introduce, sell, assign, or otherwise dispose of, any and all trade-marks, processes, trade-names and proprietary names, and distinctive and descriptive marks, brands, labels and formulae, and to purchase or otherwise acquire, hold, own, develop or promote the development of, use, introduce, sell or otherwise dispose of, any and all inventions, improvements, processes, designs, letters patent and similar letters and rights granted by the United States or by any foreign country, government, political or municipal authority, and all licenses, grants, concessions or other rights or interests which may be deemed to be beneficial or useful for this corporation to acquire, own, develop, or promote. To use, develop, manufacture under, or grant licenses in respect of, or otherwise turn to account, any and all such trade-marks, processes, inventions, patents and other rights, and to engage in the business or businesses to which such rights refer, or in which it may be deemed to be useful, advisable or

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profitable for this corporation to engage in connection
therewith.

     (5) To purchase or otherwise acquire all or any part of the business, good-will, trade-names and proprietary names, rights, property and assets, and all accounts, and to assume all, or any part of the liabilities of any person, corporation, association or partnership or others, and to purchase or otherwise acquire and take over as a going concern and to carry on the business of any person, firm, association or corporation or otherwise, and in connection therewith to acquire the good-will and assume all or any part of the liabilities of the owner of such business, and to pay for any such business or properties in cash, stock, bonds, debentures or obligations of this corporation, or otherwise; provided, however, that all such stock, bonds, debentures or obligations of this corporation shall only be issued in accordance and after compliance in every respect with the Constitution and Laws of the State of Delaware in such cases made and provided.

     (6) To purchase or otherwise acquire, hold, control, improve, farm, cultivate, irrigate, lease, sell, mortgage or otherwise dispose of, deal in and deal with and turn to account timber, farming, grazing, mineral and other lands and interests and easements therein and appurtenant thereto, and the products thereof, and to build, design, construct, acquire, maintain and operate plants and works for the development of such lands, and for the handling and preparing of and rendering commercially available the various products thereof. To purchase or otherwise acquire all other real property, leaseholds or any other interest therein, in any state, territory or dependency of the United States or in any foreign countries or places, and to hold, improve, sell, dispose of and deal in the same. To lay out, plot, or subdivide any part of said lands into parcels or lands of convenient size with intervening roads, streets, lanes

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or alleys, and to develop, work, cultivate, improve and adorn the same, and to dispose thereof in any manner and upon such terms as this corporation may think proper. To design, erect, construct, alter, maintain and improve houses, buildings, sewers, drains or works of any sort or description on any lands of this corporation, or upon any other lands, and to rebuild, alter and improve existing houses, buildings or works thereon. To convert any lands into and to build roads, streets or other public places, and, generally, to deal with and improve all property of this corporation. To sell, lease, hold, mortgage or otherwise dispose of, any or all of such real estate, lands, houses, buildings and other property of this corporation. To purchase, lease or otherwise acquire, hold, deal in and deal with, sell or otherwise dispose of all kinds of personal property which this corporation may deem necessary or convenient for the purpose of any of its businesses. To acquire, own, deal in or deal with, sell or dispose of, all materials and articles of any kind or description used or useful in connection with any or all of the purposes and objects herein expressed.

     (7) To conduct any and all of its business, both in the State of Delaware (except such as it may not be permissible for a corporation organized under Article 1 of the General Corporation Law of the State of Delaware to conduct within said State), and in all other states and territories, in the District of Columbia, and in all dependencies, colonies or possessions of the United States, and in foreign countries and places; and to purchase, lease and otherwise acquire, hold, possess and convey and otherwise dispose of real and personal property in all such states and places to the extent that the same may be permissible under the laws thereof.

     (8) To do each and everything necessary, suitable, convenient or proper for the accomplishment of any of the purposes, or the attainment of any one or all of the objects

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hereinbefore enumerated or incidental to the powers herein
named, or which shall at any time appear conducive to or expedient for the protection or benefit of this corporation, either as holder of or interested in any property, or otherwise. To have all the rights, powers and privileges now or hereafter conferred by the laws of the State of Delaware upon corporations organized under Article I of the General Corporation Law of said state, or under any act amendatory thereof or supplemental thereto or substituted therefor. The corporation shall not exercise banking powers not permitted to a corporation so organized.

     (9) The foregoing clauses shall be construed both as objects and powers, and it is hereby expressly provided that the enumeration herein of specific objects and powers shall not be held to limit or restrict in any manner the general powers of this corporation.

     FOURTH: The total number of shares of all classes of stock that the corporation shall have authority to issue is Two Billion Nine Hundred Million (2,900,000,000) shares, consisting of Two Billion Eight Hundred Million (2,800,000,000) shares of common stock, par value $.25 per share, and One Hundred Million (100,000,000) shares of preferred stock, par value $1.00 per share.

     The Board of Directors of the corporation is authorized, subject to any limitations prescribed by law, to provide for the issuance of the shares of preferred stock in series, and by filing a certificate pursuant to the applicable law of the State of Delaware (hereinafter referred to as a "Preferred Stock Designation") to establish from time to time the number of shares to be included in each such series, and to fix the designation, powers, preferences, and rights of the shares of each such series and any qualifications, limitations or restrictions thereof. The number of authorized shares of

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preferred stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of the majority of the shares of common stock, without a vote of the holders of the shares of preferred stock, or of any series thereof, unless a vote of any such holders is required pursuant to the Preferred Stock Designation or Preferred Stock Designations establishing the series of preferred stock.

     Each holder of shares of common stock shall be entitled to one vote for each share of common stock held of record on all matters on which the holders of shares of common stock are entitled to vote.

     No stockholder shall have any preemptive right to subscribe to an additional issue of shares of any class of stock of the corporation or to any security convertible into such stock.

     FIFTH: The Board of Directors may declare and pay dividends on the common stock out of the surplus or net earnings of the corporation. In the event of any liquidation, dissolution or winding up, whether voluntary or involuntary, of the corporation, all assets and funds of the corporation shall be distributed and paid to the holders of the common stock pro rata according to the number of shares by them respectively held.

     SIXTH:  This corporation is to have perpetual existence.

     SEVENTH: The private property of the stockholders shall not be subject to the payment of corporate debts to any extent whatsoever.

     EIGHTH: The Board of Directors of the corporation shall have power to issue the authorized shares of stock of the corporation from time to time for such consideration as they may fix and as may be permitted by law.

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     NINTH:  The following provisions are inserted for the
regulation of the business and for the conduct of the affairs of the corporation, and to create, define, limit and regulate the powers of the corporation and of its directors and stockholders:

     1. The By-Laws of the corporation may fix and alter the number of directors and may prescribe their term of office, and from time to time the number of directors may be increased or decreased by amendment of the By-Laws, provided that in no case shall the number of directors be less than three. In case of any increase in the number of directors the additional directors shall be chosen by the directors for a term to continue until the next annual meeting of the stockholders or until their successors are elected and qualify.

     2. The Board of Directors, by a resolution passed by a majority of the whole Board, may designate two or more of their number to constitute an Executive Committee, who, to the extent provided in said resolution or By-Laws of the corporation, shall have and may exercise the powers of the Board of Directors in the management of the business and affairs of the corporation, and shall have power to authorize the seal of the corporation to be affixed to all papers which may require it.

     3. The Board of Directors shall have power to make, alter or amend or repeal the By-Laws of the corporation, but the By-Laws so made, altered or amended by the directors may be altered or repealed by the stockholders.

     4. No holder of stock shall be entitled, as of right, to subscribe for, purchase or receive any part of any authorized but unissued stock or of any new or additional issue of stock, preferred or common, or of bonds, notes, debentures or other securities convertible into stock, but all such unissued, new or additional shares of stock or bonds, notes, debentures or other securities convertible into stock, may be issued and disposed of

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by the Board of Directors to such person or persons and on such terms and for such consideration (so far as may be permitted by law) as the Board of Directors in their absolute discretion may deem advisable.

     5. Except as herein otherwise expressly provided the corporation reserves the right to amend, alter, change or repeal any provision herein contained, in the manner now or hereafter prescribed by law, and all rights conferred on stockholders hereunder are granted subject to this provision.

     6. No stockholder, or stockholders holding less than forty per cent of the total stock issued shall be entitled to an examination of the books of account or documents or papers or vouchers of this corporation except by a resolution of the Board of Directors giving such privileges and an examination shall then be had only at the time and place, in the manner, to the extent and by the person named in such resolution of the Board of Directors, excepting always from this restriction such corporate records as are by statute open to the inspection of stockholders. This restriction shall not be construed to limit the right or power of any officer of the corporation to examine the books, papers or vouchers of said corporation.

     7. A director of this corporation shall not in the absence of fraud be disqualified by his office from dealing or contracting with the corporation, either as vendor, purchaser or otherwise, nor in the absence of fraud shall any transaction or contract of this corporation be void or voidable by reason of the fact that any director or any firm of which any director is a member, or any corporation of which any director is a stockholder or director, is in any way interested in such transaction or contract, provided that such transaction or contract is or shall be authorized, ratified or approved either
(1) by vote of the majority of a quorum of the Board of Directors, or of the Executive Committee, without counting in

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such majority or quorum any director so interested, or a member of a firm so interested, or a stockholder or director of a corporation so interested; (2) by vote at a stockholders' meeting of the holders of record of a majority of all the outstanding shares of the capital stock of the corporation or by writing or writings signed by a majority of such holders; nor shall any director be liable to account to the corporation for any profit realized by him from or through any such transaction or contract of this corporation ratified or approved as aforesaid, by reason of the fact that he or any firm of which he is a member or any corporation of which he is a stockholder or director was interested in such transaction or contract.
Nothing herein contained shall create any liability in the events above described or prevent the authorization, ratification or approval of such contracts or transactions in any other manner provided by law.

     TENTH:
     A. A director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived any improper personal benefit. If the Delaware General Corporation Law is amended after approval by the stockholders of this Article to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the corporation shall be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law, as so amended.

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     B.  Any repeal or modification of Article Tenth,
Paragraph A, by the stockholders of the corporation shall not adversely affect any right or protection of a director of the corporation existing at the time of such repeal or modification.

     IN WITNESS WHEREOF, this Restated Certificate of Incorporation which restates and integrates and does not further amend the provisions of the Certificate of Incorporation of the corporation, as heretofore amended and supplemented, there being no discrepancy between those provisions and the provisions of this Restated Certificate of Incorporation, and having been duly adopted by the Board of Directors of the corporation in accordance with the provisions of Section 245 of the Delaware General Corporation Law, has been executed by its duly authorized officers, this 15th day of September, 1993.


                         THE COCA-COLA COMPANY

                         By: /s/ ROBERTO C. GOIZUETA
                             ---------------------------------
                             Roberto C. Goizueta, Chairman
     {SEAL}                   and Chief Executive Officer


Attest:

/s/ SUSAN E. SHAW
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Susan E. Shaw, Secretary





                             - 11 -
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                    CERTIFICATE OF AMENDMENT
                               OF
              RESTATED CERTIFICATE OF INCORPORATION
                               OF
                      THE COCA-COLA COMPANY


     THE COCA-COLA COMPANY, a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "Company"), hereby certifies:

     FIRST: That at a meeting held December 20, 1995, at which a quorum was acting and present throughout, resolutions were duly adopted by the Board of Directors of the Company setting forth a proposed amendment to the Restated Certificate of Incorporation of the Company, declaring said amendment to be advisable and directing that the proposed amendment and the matter thereof be considered at the Annual Meeting of Share Owners of the Company held on April 17, 1996. The resolution setting forth the proposed amendment is as follows:

          RESOLVED, that the Certificate of Incorporation of the Company be, and the same hereby is, amended by deleting the current Article "FOURTH" thereof, and substituting the following:

               "FOURTH: The total number of shares of all classes of stock that the corporation shall have authority to issue is Five Billion Seven Hundred Million (5,700,000,000) shares, consisting of Five Billion Six Hundred Million (5,600,000,000) shares of common stock, par value $.25 per share, and One Hundred Million (100,000,000) shares of preferred stock, par value $1.00 per share.

               The Board of Directors of the corporation is authorized, subject to any limitations prescribed by law, to provide for the issuance of the shares of preferred stock in series, and by filing a certificate pursuant to the applicable law of the State of Delaware (hereinafter referred to as a "Preferred Stock Designation") to establish from time to time the number of shares to be included in each such series, and to fix the designation, powers, preferences, and rights of the shares of each such series and any qualifications, limitations or restrictions thereof. The number of authorized shares of preferred stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the

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          affirmative vote of the holders of the majority of the
          shares of common stock, without a vote of the holders of the shares of preferred stock, or of any series thereof, unless a vote of any such holders is required pursuant to the Preferred Stock Designation or Preferred Stock Designations establishing the series of preferred stock.

               Each holder of shares of common stock shall be entitled to one vote for each share of common stock held of record on all matters on which the holders of shares of common stock are entitled to vote.

               No stockholder shall have any preemptive right to subscribe to an additional issue of shares of any class of stock of the corporation or to any security convertible into such stock.

               Each share of common stock of the corporation issued and outstanding or held in the treasury of the corporation immediately prior to the close of business on May 1, 1996, that being the time when the amendment of this Article FOURTH of the Certificate of Incorporation shall have become effective, is changed into and reclassified as two fully paid and nonassessable shares of common stock, par value $.25 per share, and at the close of business on such date, each holder of record of common stock shall, without further action, be and become the holder of one additional share of common stock for each share of common stock held of record immediately prior thereto. Effective at the close of business on such date, each certificate representing shares of common stock outstanding or held in treasury immediately prior to such time shall continue to represent the same number of shares of common stock and as promptly as practicable thereafter, the corporation shall issue and cause to be delivered to each holder of record of shares of common stock at the close of business on such date an additional certificate or certificates representing one additional share of common stock for each share of common stock held of record immediately prior thereto."

     SECOND: That thereafter, pursuant to resolutions of the Board of Directors of the Company, the Annual Meeting of Share Owners of the Company was duly called and held on April 17, 1996, upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware, at which meeting the necessary number of shares as required by statute was voted in favor of the amendment.

     THIRD: That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation
Law of the State of Delaware.

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     FOURTH:  That said amendment is to be effective at the
close of business on May 1, 1996.

     IN WITNESS WHEREOF, the Company has caused this Certificate to be signed by M. Douglas Ivester, its President and Chief Operating Officer, attested by Susan E. Shaw, its Secretary, and its seal hereunto affixed, all as of the first day of May, 1996.


                         THE COCA-COLA COMPANY

                         By: /s/ M. DOUGLAS IVESTER
                             ---------------------------------
                              M. Douglas Ivester
                              President and Chief
                                Operating Officer
     {SEAL}


Attest:

/s/ SUSAN E. SHAW
- ----------------------------
Susan E. Shaw, Secretary